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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-34130, No. 333-37638 and No. 333-71336) and the
Registration Statement on Form S-3 (No. 333-73320) of ON Semiconductor Corporation of our report dated January 7, 2000, relating to the combined statement of revenues less direct and allocated expenses before taxes for the Semiconductor Components Group of Motorola, Inc. for the period from January 1, 1999 through August 3, 1999, which appears in this Form 10-K.

KPMG LLP
Phoenix, Arizona
March 29, 2002